Exhibit 2.1

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This First Amendment to agreement and plan of merger and reorganization (“Amendment”), is entered into as of the 29th day of May, 2014, by and among NEW CENTURY BANCORP, INC., a North Carolina corporation (“NCBC”), and its wholly-owned subsidiary, NEW CENTURY BANK, a North Carolina banking corporation (“NCBC Bank”), on the one hand, and SELECT BANCORP, INC., a North Carolina corporation (“Select”), and its wholly-owned subsidiary SELECT BANK & TRUST COMPANY, a North Carolina banking corporation (“Select Bank”) on the other hand. Initial Capitalized terms used, but not defined, herein shall have the meaning assigned to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger and Reorganization dated as of September 30, 2013 (the “Agreement”) governing the terms and conditions of the Parent Merger and Bank Merger.

WHEREAS, the Parties, in accordance with Section 10.4 of the Agreement, now desire to amend the Agreement as set forth herein in order to allow additional time for the receipt of all Regulatory Approvals.

NOW, THEREFORE, in consideration of the premises and of the various representations, warranties, covenants and other agreements and undertakings of the Parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NCBC, NCBC Bank, Select, and Select Bank hereby agree as follows:

1.            Section 8.2(b)(viii) of the Agreement is hereby amended by deleting the date reference of “May 31, 2014” that appears in subclause (B) and replacing it with the date reference of “July 31, 2014.”

2.             The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.

3.            This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the Parties hereto, whether or not such counterpart shall bear the execution of each of the Parties hereto, shall be deemed to be, and shall be construed as, one and the same agreement. A copy or electronic record of a signature to this Amendment shall be sufficient to bind the Party or Parties whose signature(s) appear thereon.

[Signature Page Follows]

IN WITNESS WHEREOF, Select, Select Bank, NCBC and NCBC Bank each has caused this Amendment to be executed in its name by its duly authorized officers as of the date first above written.

SELECT BANCORP, INC.

By:	/s/ Mark A. Holmes
Mark A. Holmes, President and CEO

SELECT BANK & TRUST COMPANY

By:	/s/ Mark A. Holmes
Mark A. Holmes, CEO

NEW CENTURY BANCORP, INC.

By:	/s/ William L. Hedgepeth II
William L. Hedgepeth II, President and CEO

NEW CENTURY BANK

By:	/s/ William L. Hedgepeth II
William L. Hedgepeth II, President and CEO